Exhibit 4.5

TO ALL TO WHOM THESE PRESENTS MAY COME -- GREETING:

WHEREAS, GEORGIA POWER COMPANY, a corporation created and existing under the laws of Georgia, has filed in this office in terms of law a petition asking to amend the terms of its Charter to designate a series of Preference Stock to consist of 2,250,000 shares and to be entitled the “6.50% Series 2007A Preference Stock, Non-Cumulative, Par Value $100 Per Share,” as set forth below; and

WHEREAS, Georgia Power Company has complied with all the requirements of the law in such cases made and provided.

THEREFORE, the State of Georgia hereby amends the Charter of said Georgia Power Company as follows:

There is hereby added to the Charter of the corporation the following section immediately after the section of such Charter entitled “Preference Stock - Provision for Division Into and Issue in Series of Preference Stock and Grant of Authority to Board of Directors” which shall create such 6.50% Series 2007A Preference Stock, Non-Cumulative, Par Value $100 Per Share, having the preferences, limitations and relative rights as follows:

“6.50% SERIES 2007A PREFERENCE STOCK,

NON-CUMULATIVE, PAR VALUE $100 PER SHARE

There shall be a series of preference stock of the corporation to consist initially of 2,250,000 shares with a par value of $100 per share, designated as “6.50% Series 2007A Preference Stock, Non-Cumulative, Par Value $100 Per Share” (the “6.50% Series 2007A Preference Stock”). The preferences, limitations and relative rights of the shares of the 6.50% Series 2007A Preference Stock in those respects in which the shares thereof may vary from the shares of any other series of preference stock of the corporation shall be as follows:

(a)    Dividends. Out of any assets of the corporation available for dividends, the holders of the 6.50% Series 2007A Preference Stock shall be entitled to receive, from and after the date the 6.50% Series 2007A Preference Stock is issued, but only when, as and if declared by the Board of Directors, dividends at a rate of 6.50% per annum of the $100 par value of such shares. Such holders shall be entitled to dividends at said rate so fixed, and no more. Dividends declared shall be payable quarterly on January 1, April 1, July 1 and October 1 in each year (each, a “Dividend Payment Date”), commencing on January 1, 2008, to stockholders of record on a date not more than 30 days prior to such payment date, as may be determined by the Board of Directors of the corporation. If a Dividend Payment Date is not a business day, the related dividend (if declared) will be paid on the next succeeding business day with the same force and effect as though paid on the Dividend Payment Date, without any increase to account for the period from such Dividend Payment Date through the date of actual payment. Dividends payable on the 6.50% Series 2007A Preference Stock for the initial dividend period and any period less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in such period. Dividends on the 6.50% Series 2007A Preference Stock shall be non-cumulative and, accordingly, if the Board of Directors of the corporation does not declare a dividend or declares less than a full dividend on the 6.50% Series 2007A Preference Stock for a quarterly dividend period, holders of the 6.50% Series 2007A Preference Stock will have no right to receive a dividend or the full dividend, as the case may be, for that period, and the corporation will have no obligation to pay a dividend for that period, whether or not the corporation pays dividends in full or has sufficient funds to pay dividends in the future.

(b)	Redemption.

(i) Subject to the notice provisions set forth in subparagraph (ii) below and subject to any further limitations which may be imposed by the Charter or by law, the corporation may redeem the 6.50% Series 2007A Preference Stock, in whole or in part, at any time or from time to time, out of funds legally available therefor, at a redemption price equal to:

(a)     if the date on which the shares of the 6.50% Series 2007A Preference Stock are to be redeemed (the “Redemption Date”) is prior to October 1, 2017 (the “Initial Redemption Date”), the greater of (1) $100.00 per share of the 6.50% Series 2007A Preference Stock to be redeemed or (2) the sum of the present values of the liquidation amount and the remaining scheduled dividend payments on the shares of the 6.50% Series 2007A Preference Stock to be redeemed to the Initial Redemption Date (for purposes of this calculation, the $100.00 per share liquidation amount of the 6.50% Series 2007A Preference Stock is deemed payable on the Initial Redemption Date and the remaining scheduled dividend payments are those dividend payments payable on or before the Initial Redemption Date (presuming full dividends are declared for each Dividend Payment Date for the period from the Dividend Payment Date immediately preceding the Redemption Date to the Initial Redemption Date) (excluding any accrued and unpaid dividends (whether or not declared) to the Redemption Date)) discounted (for purposes of determining present value) to the Redemption Date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield (as defined below) plus 25 basis points; or

(b)     if the Redemption Date is on or after the Initial Redemption Date, $100.00 per share of the 6.50% Series 2007A Preference Stock to be redeemed,

plus, in each case, an amount equal to the amount of the accrued and unpaid dividends (whether or not declared) from the Dividend Payment Date immediately preceding the Redemption Date to but excluding the Redemption Date, but without accumulation of unpaid dividends on the 6.50% Series 2007A Preference Stock for prior dividend periods.

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The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below.

“Business Day” means a day other than (i) a Saturday or Sunday or (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining time period of the 6.50% Series 2007A Preference Stock to the Initial Redemption Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate securities with a term to maturity comparable to such time period.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the corporation obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the corporation.

“Reference Treasury Dealer” means a primary United States Government securities dealer in New York City appointed by the corporation.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the corporation, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the corporation by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day in New York City preceding such Redemption Date).

“Treasury Yield” means, with respect to any Redemption Date, the rate per annum equal to the quarterly equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

(ii) In the event the corporation shall determine to redeem any or all of the 6.50% Series 2007A Preference Stock as aforesaid, the corporation will give notice of any such redemption to holders of record of the 6.50% Series 2007A Preference Stock not more than 60 nor less than 30 days prior to the Redemption Date. Failure to give notice to any holder of record of the 6.50% Series 2007A Preference Stock shall not affect the validity of the proceedings for the redemption of shares of any other holder of record of the 6.50% Series 2007A Preference Stock being redeemed.

(iii) Notice having been given as herein provided, on and after the Redemption Date, dividends on the 6.50% Series 2007A Preference Stock called for redemption shall cease to accrue and such 6.50% Series 2007A Preference Stock called for redemption will no longer be deemed outstanding, and all rights of the holders thereof, other than the right to receive the redemption price as herein provided, will cease.

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(iv) Holders of the 6.50% Series 2007A Preference Stock will have no right to require redemption of any shares of the 6.50% Series 2007A Preference Stock.

(v) Any shares of the 6.50% Series 2007A Preference Stock that are redeemed or retired shall thereafter have the status of authorized but unissued shares of preference stock of the corporation undesignated as to series, and may thereafter be reissued by the Board of Directors in the same manner as any other authorized and unissued shares of preference stock.

(vi) If the corporation shall deposit prior to any Redemption Date of the 6.50% Series 2007A Preference Stock, with any bank or trust company having a capital, surplus and undivided profits aggregating at least fifty million dollars ($50,000,000), as a trust fund, a fund sufficient to redeem the shares called for redemption, with irrevocable instructions and authority to such bank or trust company to pay on the Redemption Date or such earlier date as the Board of Directors may determine, to the respective holders of such shares, the redemption price thereof, then from and after the date of such deposit (although prior to the Redemption Date) such shares so called shall be deemed to be redeemed and dividends thereon shall cease to accrue after said Redemption Date and such deposit shall be deemed to constitute full payment of said shares to the holders thereof and thereafter said shares shall no longer be deemed to be outstanding, and the holders thereof shall cease to be stockholders with respect to such shares, and shall have no rights with respect thereto except only the right to receive from said bank or trust company payment of the redemption price of such shares without interest.

(vii)   In case the holder of any such 6.50% Series 2007A Preference Stock shall not, within six years after said deposit, claim the amount deposited as above stated for the redemption thereof, the bank or trust company shall upon demand pay over to the corporation such amounts so deposited and the bank or trust company shall thereupon be relieved from all responsibility to the holder thereof. No interest on such deposit shall be payable to any such holder.

(viii)  Nothing contained in this paragraph (b) shall limit any legal right of the corporation to purchase or otherwise acquire any shares of the 6.50% Series 2007A Preference Stock.

(c)    Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, before any distribution shall be made to the holders of the common stock or any other class of stock over which the 6.50% Series 2007A Preference Stock has preference as to the payment of dividends or assets, but subject to the prior rights and preferences of the holders of preferred stock and Class A preferred stock, the holders of the 6.50% Series 2007A Preference Stock, without any preference over the holders of any other series of preference stock, shall be entitled to receive $100.00 per share, plus accrued and unpaid dividends (whether or not declared) for the then current quarterly dividend period, accrued to but excluding the date of such liquidation payment, but without accumulation of unpaid dividends on the 6.50% Series 2007A Preference Stock for any prior dividend periods.

(d)    Conversion or Exchange of the 6.50% Series 2007A Preference Stock. The shares of the 6.50% Series 2007A Preference Stock shall not be, by their terms, convertible or exchangeable.

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(e)     Sinking Fund. The shares of the 6.50% Series 2007A Preference Stock shall not be, by their terms, entitled to the benefit of any sinking fund or purchase fund.”

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IN WITNESS WHEREOF, these presents have been signed by the Secretary of State and the great seal has been attached hereto at the State Capitol in Atlanta, Georgia, on this 9th day of October, 2007.

/s/ Karen C. Handel

Secretary of State

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PETITION FOR AMENDMENT TO CHARTER

TO THE SECRETARY OF STATE OF THE STATE OF GEORGIA:

The petition of Georgia Power Company, a corporation of Fulton County, in said State, respectfully shows:

I.    It is a street and suburban railroad, electric light and power and steam heat corporation, incorporated under the above name on June 26, 1930, and its charter has been amended on the following dates: (1) May 1, 1933, (2) March 31, 1941, (3) November 20, 1947, (4) October 18, 1949, (5) July 25, 1950, (6) February 6, 1953, (7) April 3, 1953, (8) October 7, 1954, (9) September 6, 1961, (10) October 27, 1961, (11) November 16, 1962, (12) November 15, 1963, (13) October 2, 1964, (14) September 10, 1965, (15) July 8, 1966, (16) September 8, 1967, (17) September 6, 1968, (18) September 5, 1969, (19) March 13, 1970, (20) April 10, 1970, (21) September 9, 1970, (22) February 19, 1971, (23) October 27, 1972, (24) October 24, 1975, (25) October 29, 1975, (26) July 2, 1976, (27) February 23, 1979, (28) June 26, 1981, (29) September 16, 1982, (30) November 21, 1984, (31) November 26, 1984, (32) November 30, 1984, (33) April 18, 1985, (34) September 26, 1985, (35) December 6, 1985, (36) July 16, 1986, (37) August 21, 1986, (38) June 2, 1987, (39) July 20, 1987, (40) August 19, 1987, (41) November 5, 1991, (42) January 28, 1992, (43) June 1, 1992, (44) July 27, 1992, (45) December 15, 1992, (46) June 28, 1993, (47) October 25, 1993, (48) January 26, 1998, (49) February 16, 2001 and (50) June 27, 2006.

II.     The authorized and outstanding shares of capital stock of the Company presently outstanding are as follows: (a) undesignated Preferred Stock, par or face value of $100 per share, of which 5,000,000 shares are authorized and of which no shares are outstanding; (b) Class A Preferred Stock, par or face value of $25 per share, of which 50,000,000 shares are authorized and of which 1,800,000 shares have been designated as the 6 1/8% Series Class A Preferred Stock, Non-Cumulative, Par Value $25 Per Share and are outstanding; (c) undesignated Preference Stock, par or face value of $100 per share, of which 15,000,000 shares are authorized and of which no shares are outstanding; and (d) Common Stock, no par or face value, of which 20,000,000 shares are authorized and of which 9,261,500 shares are outstanding.

III.     The Company desires to amend its charter to designate a series of Preference Stock to consist of 2,250,000 shares and to be entitled the “6.50% Series 2007A Preference Stock, Non-Cumulative, Par Value $100 Per Share,” and fixing the rights and preferences of the shares of said series in those respects in which the shares thereof may vary from the shares of other series. To that end, the Company requests that its charter be amended so as to add the following section immediately after the section of such Charter entitled “Preference Stock - Provision for Division Into and Issue in Series of Preference Stock and Grant of Authority to Board of Directors” which shall create such 6.50% Series 2007A Preference Stock, Non-Cumulative, Par Value $100 Per Share, having the preferences, limitations and relative rights as follows:

“6.50% SERIES 2007A PREFERENCE STOCK,

NON-CUMULATIVE, PAR VALUE $100 PER SHARE

There shall be a series of preference stock of the corporation to consist initially of 2,250,000 shares with a par value of $100 per share, designated as “6.50% Series 2007A

Preference Stock, Non-Cumulative, Par Value $100 Per Share” (the “6.50% Series 2007A Preference Stock”). The preferences, limitations and relative rights of the shares of the 6.50% Series 2007A Preference Stock in those respects in which the shares thereof may vary from the shares of any other series of preference stock of the corporation shall be as follows:

(a)    Dividends. Out of any assets of the corporation available for dividends, the holders of the 6.50% Series 2007A Preference Stock shall be entitled to receive, from and after the date the 6.50% Series 2007A Preference Stock is issued, but only when, as and if declared by the Board of Directors, dividends at a rate of 6.50% per annum of the $100 par value of such shares. Such holders shall be entitled to dividends at said rate so fixed, and no more. Dividends declared shall be payable quarterly on January 1, April 1, July 1 and October 1 in each year (each, a “Dividend Payment Date”), commencing on January 1, 2008, to stockholders of record on a date not more than 30 days prior to such payment date, as may be determined by the Board of Directors of the corporation. If a Dividend Payment Date is not a business day, the related dividend (if declared) will be paid on the next succeeding business day with the same force and effect as though paid on the Dividend Payment Date, without any increase to account for the period from such Dividend Payment Date through the date of actual payment. Dividends payable on the 6.50% Series 2007A Preference Stock for the initial dividend period and any period less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in such period. Dividends on the 6.50% Series 2007A Preference Stock shall be non-cumulative and, accordingly, if the Board of Directors of the corporation does not declare a dividend or declares less than a full dividend on the 6.50% Series 2007A Preference Stock for a quarterly dividend period, holders of the 6.50% Series 2007A Preference Stock will have no right to receive a dividend or the full dividend, as the case may be, for that period, and the corporation will have no obligation to pay a dividend for that period, whether or not the corporation pays dividends in full or has sufficient funds to pay dividends in the future.

(b)	Redemption.

(i) Subject to the notice provisions set forth in subparagraph (ii) below and subject to any further limitations which may be imposed by the Charter or by law, the corporation may redeem the 6.50% Series 2007A Preference Stock, in whole or in part, at any time or from time to time, out of funds legally available therefor, at a redemption price equal to:

(a)     if the date on which the shares of the 6.50% Series 2007A Preference Stock are to be redeemed (the “Redemption Date”) is prior to October 1, 2017 (the “Initial Redemption Date”), the greater of (1) $100.00 per share of the 6.50% Series 2007A Preference Stock to be redeemed or (2) the sum of the present values of the liquidation amount and the remaining scheduled dividend payments on the shares of the 6.50% Series 2007A Preference Stock to be redeemed to the Initial Redemption Date (for purposes of this calculation, the $100.00 per share liquidation amount of the 6.50% Series 2007A Preference Stock is deemed payable on the Initial Redemption Date and the remaining scheduled dividend payments are those dividend payments payable on or before the Initial Redemption Date (presuming full dividends are declared for each

Dividend Payment Date for the period from the Dividend Payment Date immediately preceding the Redemption Date to the Initial Redemption Date) (excluding any accrued and unpaid dividends (whether or not declared) to the Redemption Date)) discounted (for purposes of determining present value) to the Redemption Date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield (as defined below) plus 25 basis points; or

(b)     if the Redemption Date is on or after the Initial Redemption Date, $100.00 per share of the 6.50% Series 2007A Preference Stock to be redeemed,

plus, in each case, an amount equal to the amount of the accrued and unpaid dividends (whether or not declared) from the Dividend Payment Date immediately preceding the Redemption Date to but excluding the Redemption Date, but without accumulation of unpaid dividends on the 6.50% Series 2007A Preference Stock for prior dividend periods.

The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below.

“Business Day” means a day other than (i) a Saturday or Sunday or (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining time period of the 6.50% Series 2007A Preference Stock to the Initial Redemption Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate securities with a term to maturity comparable to such time period.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the corporation obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the corporation.

“Reference Treasury Dealer” means a primary United States Government securities dealer in New York City appointed by the corporation.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the corporation, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the corporation by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day in New York City preceding such Redemption Date).

“Treasury Yield” means, with respect to any Redemption Date, the rate per annum equal to the quarterly equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

(ii) In the event the corporation shall determine to redeem any or all of the 6.50% Series 2007A Preference Stock as aforesaid, the corporation will give notice of any such redemption to holders of record of the 6.50% Series 2007A Preference Stock not more than 60 nor less than 30 days prior to the Redemption Date. Failure to give notice to any holder of record of the 6.50% Series 2007A Preference Stock shall not affect the validity of the proceedings for the redemption of shares of any other holder of record of the 6.50% Series 2007A Preference Stock being redeemed.

(iii) Notice having been given as herein provided, on and after the Redemption Date, dividends on the 6.50% Series 2007A Preference Stock called for redemption shall cease to accrue and such 6.50% Series 2007A Preference Stock called for redemption will no longer be deemed outstanding, and all rights of the holders thereof, other than the right to receive the redemption price as herein provided, will cease.

(iv) Holders of the 6.50% Series 2007A Preference Stock will have no right to require redemption of any shares of the 6.50% Series 2007A Preference Stock.

(v) Any shares of the 6.50% Series 2007A Preference Stock that are redeemed or retired shall thereafter have the status of authorized but unissued shares of preference stock of the corporation undesignated as to series, and may thereafter be reissued by the Board of Directors in the same manner as any other authorized and unissued shares of preference stock.

(vi) If the corporation shall deposit prior to any Redemption Date of the 6.50% Series 2007A Preference Stock, with any bank or trust company having a capital, surplus and undivided profits aggregating at least fifty million dollars ($50,000,000), as a trust fund, a fund sufficient to redeem the shares called for redemption, with irrevocable instructions and authority to such bank or trust company to pay on the Redemption Date or such earlier date as the Board of Directors may determine, to the respective holders of such shares, the redemption price thereof, then from and after the date of such deposit (although prior to the Redemption Date) such shares so called shall be deemed to be redeemed and dividends thereon shall cease to accrue after said Redemption Date and such deposit shall be deemed to constitute full payment of said shares to the holders thereof and thereafter said shares shall no longer be deemed to be outstanding, and the holders thereof shall cease to be stockholders with respect to such shares, and shall have no rights with respect thereto except only the right to receive from said bank or trust company payment of the redemption price of such shares without interest.

(vii)   In case the holder of any such 6.50% Series 2007A Preference Stock shall not, within six years after said deposit, claim the amount deposited as above stated for the redemption thereof, the bank or trust company shall upon demand pay over to the corporation such amounts so deposited and the bank or trust company shall thereupon be relieved from all responsibility to the holder thereof. No interest on such deposit shall be payable to any such holder.

(viii)  Nothing contained in this paragraph (b) shall limit any legal right of the corporation to purchase or otherwise acquire any shares of the 6.50% Series 2007A Preference Stock.

(c)    Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, before any distribution shall be made to the holders of the common stock or any other class of stock over which the 6.50% Series 2007A Preference Stock has preference as to the payment of dividends or assets, but subject to the prior rights and preferences of the holders of preferred stock and Class A preferred stock, the holders of the 6.50% Series 2007A Preference Stock, without any preference over the holders of any other series of preference stock, shall be entitled to receive $100.00 per share, plus accrued and unpaid dividends (whether or not declared) for the then current quarterly dividend period, accrued to but excluding the date of such liquidation payment, but without accumulation of unpaid dividends on the 6.50% Series 2007A Preference Stock for any prior dividend periods.

(d)    Conversion or Exchange of the 6.50% Series 2007A Preference Stock. The shares of the 6.50% Series 2007A Preference Stock shall not be, by their terms, convertible or exchangeable.

(e)    Sinking Fund. The shares of the 6.50% Series 2007A Preference Stock shall not be, by their terms, entitled to the benefit of any sinking fund or purchase fund.”

IV.    This petition has been duly authorized by the action of at least two thirds of the capital stock of the Company outstanding and entitled by the terms of its Charter or state law to act for that purpose. The entire capital stock of the Company entitled to act has given written consent to this amendment. This petition has been published once a week for four weeks in the Fulton County Daily Report, being the newspaper in which is published the sheriff’s sales of Fulton County, Georgia, the county in which the principal office of the Company is located.

V.      Petitioner respectfully presents this, its petition for an amendment to its Charter and asks that the same be granted as herein prayed for and that all rights, powers and privileges contained in its original Charter, as hereto amended, and such as are incident to like corporations under the laws of Georgia, do continue and remain of force and be approved and confirmed.

GEORGIA POWER COMPANY

By: /s/ Cliff S. Thrasher

Executive Vice President,
Chief Financial Officer and Treasurer

Attest:

/s/ Daniel M. Lowery

Corporate Secretary

Date: October 9, 2007

CERTIFIED ABSTRACT FROM THE MINUTES OF THE

BOARD OF DIRECTORS OF GEORGIA POWER COMPANY

WITH RESPECT TO PETITION FOR

AMENDMENT TO ITS CHARTER

Resolutions from the Meeting of the Board of Directors on August 15, 2007

WHEREUPON, On motion, duly made and seconded, the following resolutions were unanimously adopted:

RESOLVED: That the officers of the Company be and hereby are authorized and directed to execute and deliver, in the name and on behalf of the Company, one or more Underwriting Agreements with one or more Underwriters named therein (each, an “Underwriting Agreement”), or placement agent agreements, stock purchase agreements or similar agreements with one or more placement agents, purchasers or similar parties, with such terms therein as the officer executing the same shall deem necessary or appropriate, such determination to be conclusively evidenced by said officer’s execution and delivery thereof, providing for, among other things, the issuance and sale of not to exceed 3,000,000 shares of Preference Stock ($100 par value) at an offering price of $100 per share and with a dividend rate not to exceed 7.25% per annum thereon (the “Preference Stock”), in one or more new series;

RESOLVED FURTHER: That the Board of Directors of the Company hereby approves the form of amendments to the Charter to establish each series of the Preference Stock substantially in the form attached hereto as Exhibit A (with any changes or amendments thereto as deemed appropriate by the Chief Financial Officer) and authorizes the officers to file each such amendment in substantially such form with the Secretary of State of the State of Georgia;

RESOLVED FURTHER: That the officers of the Company are authorized and directed to solicit the approval of the sole shareholder of the Company’s common stock to amend the Charter; and

RESOLVED FURTHER: That the President or any Vice President and the Secretary or any Assistant Secretary of the Company be and they hereby are authorized to make and file a certificate with the Secretary of State of the State of Georgia with respect to the adoption of the foregoing resolutions and such other documents, under the corporate seal of the Company, as may be required by law.

I, Daniel M. Lowery, Secretary of Georgia Power Company, do hereby certify that the foregoing is a true and correct copy of resolutions duly and regularly adopted at a meeting of the board of directors of Georgia Power Company, duly held on August 15, 2007, at which a quorum was in attendance and voting throughout, and that said resolutions have not since been rescinded but are still in full force and effect.

Given under my official signature and the seal of said Company this 9th day of October, 2007.

/s/ Daniel M. Lowery

Corporate Secretary

                (SEAL)

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CERTIFIED ABSTRACT FROM THE CONSENT OF THE

SOLE SHAREHOLDER OF GEORGIA POWER COMPANY

WITH RESPECT TO PETITION FOR

AMENDMENT TO ITS CHARTER

The following resolutions were adopted by the unanimous written consent of the holder of all of the outstanding shares of the Company’s common stock:

RESOLVED: That an amendment to the Charter of the Company to establish a new series of Preference Stock to be entitled the “6.50% Series 2007A Preference Stock” is hereby approved and adopted, with such amendment to be in the form attached hereto as Exhibit A; and

RESOLVED FURTHER: That the officers of the Company are authorized to take any and all action necessary to effectuate such amendment to the Charter of the Company, including, without limitation, the filing of a petition with the Secretary of State of the State of Georgia.

I, Daniel M. Lowery, Secretary of Georgia Power Company, do hereby certify that the foregoing is a true and correct copy of the resolutions duly adopted by written consent of the sole common shareholder of Georgia Power Company on October 8, 2007, and that said resolution has not since been rescinded but is still in full force and effect.

Given under my official signature and the seal of said Company this 9th day of October, 2007.

/s/ Daniel M. Lowery

Corporate Secretary

(SEAL)

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EXHIBIT A

Form of Charter Amendment

There is hereby added to the Charter of the corporation the following section immediately after the section of such Charter entitled “Preference Stock - Provision for Division Into and Issue in Series of Preference Stock and Grant of Authority to Board of Directors” which shall create such 6.50% Series 2007A Preference Stock, Non-Cumulative, Par Value $100 Per Share, having the preferences, limitations and relative rights as follows:

“6.50% SERIES 2007A PREFERENCE STOCK,

NON-CUMULATIVE, PAR VALUE $100 PER SHARE

There shall be a series of preference stock of the corporation to consist initially of 2,250,000 shares with a par value of $100 per share, designated as “6.50% Series 2007A Preference Stock, Non-Cumulative, Par Value $100 Per Share” (the “6.50% Series 2007A Preference Stock”). The preferences, limitations and relative rights of the shares of the 6.50% Series 2007A Preference Stock in those respects in which the shares thereof may vary from the shares of any other series of preference stock of the corporation shall be as follows:

(a)    Dividends. Out of any assets of the corporation available for dividends, the holders of the 6.50% Series 2007A Preference Stock shall be entitled to receive, from and after the date the 6.50% Series 2007A Preference Stock is issued, but only when, as and if declared by the Board of Directors, dividends at a rate of 6.50% per annum of the $100 par value of such shares. Such holders shall be entitled to dividends at said rate so fixed, and no more. Dividends declared shall be payable quarterly on January 1, April 1, July 1 and October 1 in each year (each, a “Dividend Payment Date”), commencing on January 1, 2008, to stockholders of record on a date not more than 30 days prior to such payment date, as may be determined by the Board of Directors of the corporation. If a Dividend Payment Date is not a business day, the related dividend (if declared) will be paid on the next succeeding business day with the same force and effect as though paid on the Dividend Payment Date, without any increase to account for the period from such Dividend Payment Date through the date of actual payment. Dividends payable on the 6.50% Series 2007A Preference Stock for the initial dividend period and any period less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in such period. Dividends on the 6.50% Series 2007A Preference Stock shall be non-cumulative and, accordingly, if the Board of Directors of the corporation does not declare a dividend or declares less than a full dividend on the 6.50% Series 2007A Preference Stock for a quarterly dividend period, holders of the 6.50% Series 2007A Preference Stock will have no right to receive a dividend or the full dividend, as the case may be, for that period, and the corporation will have no obligation to pay a dividend for that period, whether or not the corporation pays dividends in full or has sufficient funds to pay dividends in the future.

(b)	Redemption.

(i) Subject to the notice provisions set forth in subparagraph (ii) below and subject to any further limitations which may be imposed by the Charter or by law, the corporation may redeem the 6.50% Series 2007A Preference Stock, in whole or in part, at any time or from time to time, out of funds legally available therefor, at a redemption price equal to:

(a)     if the date on which the shares of the 6.50% Series 2007A Preference Stock are to be redeemed (the “Redemption Date”) is prior to October 1, 2017 (the “Initial Redemption Date”), the greater of (1) $100.00 per share of the 6.50% Series 2007A Preference Stock to be redeemed or (2) the sum of the present values of the liquidation amount and the remaining scheduled dividend payments on the shares of the 6.50% Series 2007A Preference Stock to be redeemed to the Initial Redemption Date (for purposes of this calculation, the $100.00 per share liquidation amount of the 6.50% Series 2007A Preference Stock is deemed payable on the Initial Redemption Date and the remaining scheduled dividend payments are those dividend payments payable on or before the Initial Redemption Date (presuming full dividends are declared for each Dividend Payment Date for the period from the Dividend Payment Date immediately preceding the Redemption Date to the Initial Redemption Date) (excluding any accrued and unpaid dividends (whether or not declared) to the Redemption Date)) discounted (for purposes of determining present value) to the Redemption Date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield (as defined below) plus 25 basis points; or

(b)     if the Redemption Date is on or after the Initial Redemption Date, $100.00 per share of the 6.50% Series 2007A Preference Stock to be redeemed,

plus, in each case, an amount equal to the amount of the accrued and unpaid dividends (whether or not declared) from the Dividend Payment Date immediately preceding the Redemption Date to but excluding the Redemption Date, but without accumulation of unpaid dividends on the 6.50% Series 2007A Preference Stock for prior dividend periods.

The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below.

“Business Day” means a day other than (i) a Saturday or Sunday or (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining time period of the 6.50% Series 2007A Preference Stock to the Initial Redemption Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate securities with a term to maturity comparable to such time period.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the corporation obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the corporation.

“Reference Treasury Dealer” means a primary United States Government securities dealer in New York City appointed by the corporation.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the corporation, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the corporation by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day in New York City preceding such Redemption Date).

“Treasury Yield” means, with respect to any Redemption Date, the rate per annum equal to the quarterly equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

(ii) In the event the corporation shall determine to redeem any or all of the 6.50% Series 2007A Preference Stock as aforesaid, the corporation will give notice of any such redemption to holders of record of the 6.50% Series 2007A Preference Stock not more than 60 nor less than 30 days prior to the Redemption Date. Failure to give notice to any holder of record of the 6.50% Series 2007A Preference Stock shall not affect the validity of the proceedings for the redemption of shares of any other holder of record of the 6.50% Series 2007A Preference Stock being redeemed.

(iii) Notice having been given as herein provided, on and after the Redemption Date, dividends on the 6.50% Series 2007A Preference Stock called for redemption shall cease to accrue and such 6.50% Series 2007A Preference Stock called for redemption will no longer be deemed outstanding, and all rights of the holders thereof, other than the right to receive the redemption price as herein provided, will cease.

(iv) Holders of the 6.50% Series 2007A Preference Stock will have no right to require redemption of any shares of the 6.50% Series 2007A Preference Stock.

(v) Any shares of the 6.50% Series 2007A Preference Stock that are redeemed or retired shall thereafter have the status of authorized but unissued shares of preference stock of the corporation undesignated as to series, and may thereafter be reissued by the Board of Directors in the same manner as any other authorized and unissued shares of preference stock.

(vi) If the corporation shall deposit prior to any Redemption Date of the 6.50% Series 2007A Preference Stock, with any bank or trust company having a capital, surplus and undivided profits aggregating at least fifty million dollars ($50,000,000), as a trust fund, a fund sufficient to redeem the shares called for redemption, with irrevocable instructions and authority to such bank or trust company to pay on the Redemption Date or such earlier date as the Board of Directors may determine, to the respective holders of such shares, the redemption price thereof, then from and after the date of such deposit (although prior to the Redemption Date) such shares so called shall be deemed to be redeemed and dividends thereon shall cease to accrue after said Redemption Date and such deposit shall be deemed to constitute full payment of said shares to the holders thereof and thereafter said shares shall no longer be deemed to be outstanding, and the holders thereof shall cease to be stockholders with respect to such shares, and shall have no rights with respect thereto except only the right to receive from said bank or trust company payment of the redemption price of such shares without interest.

(vii)   In case the holder of any such 6.50% Series 2007A Preference Stock shall not, within six years after said deposit, claim the amount deposited as above stated for the redemption thereof, the bank or trust company shall upon demand pay over to the corporation such amounts so deposited and the bank or trust company shall thereupon be relieved from all responsibility to the holder thereof. No interest on such deposit shall be payable to any such holder.

(viii)  Nothing contained in this paragraph (b) shall limit any legal right of the corporation to purchase or otherwise acquire any shares of the 6.50% Series 2007A Preference Stock.

(c)    Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, before any distribution shall be made to the holders of the common stock or any other class of stock over which the 6.50% Series 2007A Preference Stock has preference as to the payment of dividends or assets, but subject to the prior rights and preferences of the holders of preferred stock and Class A preferred stock, the holders of the 6.50% Series 2007A Preference Stock, without any preference over the holders of any other series of preference stock, shall be entitled to receive $100.00 per share, plus accrued and unpaid dividends (whether or not declared) for the then current quarterly dividend period, accrued to but excluding the date of such liquidation payment, but without accumulation of unpaid dividends on the 6.50% Series 2007A Preference Stock for any prior dividend periods.

(d)    Conversion or Exchange of the 6.50% Series 2007A Preference Stock. The shares of the 6.50% Series 2007A Preference Stock shall not be, by their terms, convertible or exchangeable.

(e)    Sinking Fund. The shares of the 6.50% Series 2007A Preference Stock shall not be, by their terms, entitled to the benefit of any sinking fund or purchase fund.”

STATE OF GEORGIA	)
)
FULTON COUNTY	)

Personally appeared Daniel M. Lowery before the subscribing officer and on oath says that he is the Corporate Secretary of Georgia Power Company (the “Company”), the petitioner in the attached petition to the Secretary of State of the State of Georgia (the “Petition”), and that the Petition has been published once a week for four weeks in the Fulton County Daily Report, being the newspaper in which is published the sheriff’s sales of Fulton County, Georgia, and in which county the principal office of the Company is located, except that the Petition, as published, did not set forth the provisions with respect to the dividend rate and payment dates or the redemption of the 6.50% Series 2007A Preference Stock; that provisions with respect to the dividend rate and payment dates and the redemption of the 6.50% Series 2007A Preference Stock were determined in accordance with a note contained in the Petition, as published; and that provisions with respect to the dividend rate and payment dates and the redemption of the 6.50% Series 2007A Preference Stock have been set forth in the Petition.

/s/ Daniel M. Lowery

Daniel M. Lowery

Sworn to and subscribed

Before me, this 9th day of

October, 2007.

/s/ Linda A. Chastain

Notary Public

My Commission Expires:

April 30, 2010